EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Gulfstream Aerospace Corporation on Form S-8 of our reports dated January 30, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Gulfstream Aerospace Corporation for the year ended December 31, 1997.



/s/ Deloitte & Touche LLP
-------------------------
    Deloitte & Touche LLP

Atlanta, Georgia
July 6, 1998